SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002

AHL Services, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-22195	58-2277249

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Wilson Boulevard, Suite 910
Arlington, Virginia	22209

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 528-9688

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountants

     On May 31, 2002, AHL Services, Inc. (“AHL”) decided to dismiss Arthur Andersen LLP (“Arthur Andersen”) as its independent public accountants, effective as of May 31, 2002. AHL appointed Ernst & Young LLP as its new independent public accountants, effective as of May 31, 2002. The decision to dismiss Arthur Andersen and to retain Ernst & Young LLP was approved by AHL’s board of directors upon the recommendation of its audit committee.

     The audit reports of Arthur Andersen on the consolidated financial statements of AHL and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During AHL’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 31, 2002, there were no disagreements between AHL and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred within AHL’s two most recent fiscal years ended December 31, 2001 and 2000.

     AHL provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated May 31, 2002, stating its agreement with such statements.

     During AHL’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 31, 2002, AHL did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-X promulgated by the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(c)  Exhibits:

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2002.

AHL Services, Inc.

	By:	/s/ Heinz Stubblefield

Heinz Stubblefield Chief Financial Officer